Exhibit 10.1

FOURTH AMENDMENT TO
CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of July 30, 2004 (this “Amendment”), to the Credit Agreement referred to below by and among APPLIED EXTRUSION TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders; and the other Lenders signatory hereto.

W I T N E S S E T H

WHEREAS, the Borrower, the other Credit Parties, the Agent, and the Lenders are parties to that certain Credit Agreement, dated as of October 3, 2003 (as amended, supplemented or otherwise modified from time to time, prior to the date hereof, the “Credit Agreement”);

WHEREAS, Borrower has requested that Agent and the Lenders agree to amend the Credit Agreement to provide, among other things, that failure to pay the interest on the Senior Notes due on July 1, 2004 shall not constitute a Default or Event of Default, so long as such payment is made on or prior to the Waiver Termination Date (as defined below); and

WHEREAS, the Borrower, the Agent and the Lenders have agreed to such request and agree to amend certain provisions of the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

2.             Amendments to Credit Agreement.  As of the Amendment Effective Date (as defined below), Section 8.1(l) of the Credit Agreement shall be amended by deleting such Section in its entirety and inserting the following Section 8.1(l) in lieu thereof: “(l) Any Change of Control or Senior Note Remedy Event occurs.”

3.             Amendment to Annex A to the Credit Agreement .  As of the Fourth Amendment Effective Date (as defined below), Annex A to the Credit Agreement shall be amended as follows:

(a)           by deleting the definition of “Default” therein and inserting the following definition in lieu thereof:

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

(b)           by inserting the following new definitions therein in appropriate alphabetical order

“Senior Note Remedy Event” shall mean any of the following by any holders of the Senior Notes: (a) the acceleration of the Senior Notes or the taking of actions to collect or enforce all or any part of the Senior Notes or any claims in respect thereof against any Credit Party or any of its property or assets, (b) the application of any property or assets of any Credit Party to the Senior Notes or the repossession of, foreclosure on, or the exercise of any other remedy (judicially or nonjudicially) with respect to any Credit Party or any of its property or assets; (c) the taking of control or possession of, or the exercise of any right of setoff with respect to, any property or assets of any Credit Party or the sale or other disposition of any interest in such property or assets; (d) the taking of any action to interfere with any rights in respect of such property or assets of the Agent and Lenders or their ability to realize upon or otherwise deal with such property or assets; (e) the commencement or maintenance of any action, suit or other proceeding at law, in equity or otherwise in furtherance of any of the foregoing or to otherwise enforce rights against any Credit Party or any of its property or assets or to direct the owner of such property or assets to sell or otherwise dispose of any interest therein; or (f) the commencement any case or proceeding described in clauses (i) through (iii) of Section 8.1(h).

“Third Amendment” means the Third Amendment to the Credit Agreement, dated as of June 30, 2004, among the Borrower, the other Credit Parties, the Agent, and the Lenders.

“Waiver Termination Date” shall mean September 1, 2004.

4.             Defaults; Conditions to Funding.

(a)           Agent and Requisite Lenders agree that, notwithstanding the provisions of  (i) Section 1.5(d) of the Credit Agreement, (ii) Section 2.2(c) of the Credit Agreement, (iii) Section 8.2 of the Credit Agreement, and (iv) clause (c) of Annex C to the Credit Agreement to the contrary, for purposes of (i) Section 1.5(d) of the Credit Agreement, (ii) Section 2.2(c) of the Credit Agreement, (iii) Section 8.2 of the Credit Agreement, and (iv) clause (c) of Annex C to the Credit Agreement, the failure of the Borrower to make payment of interest on the Senior Notes due on July 1, 2004 shall not constitute a “Default” or “Event of Default” for the period beginning from the Amendment Effective Date (as defined in the Third Amendment) through the Waiver Termination Date), so long as such payment is made on or prior to the Waiver Termination Date and, with respect to clause (iv) above, prior to the payment of such interest, Borrower and AET Canada transfers or cause to be transferred prior to the end of each business day from the AET Canada Account and/or the Disbursement Accounts of AET Canada the aggregate balance in (or held for the benefit of) AET Canada in the AET Canada Account and such Disbursement Accounts in excess of CDN$1,500,000 to a Blocked Account of Borrower (or, if established, the Concentration Account).

(b)           Agent and Requisite Revolving Lenders agree that (i) with respect to the provisions of Section 2.2(a) of the Credit Agreement, the failure of any representation or warranty to be true in any Loan Document, solely as a result of the Borrower’s failure to make payment of interest on the Senior Notes due on July 1, 2004 shall not limit any Lender’s obligations to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation and (ii) with respect to the provisions of Section 2.2(b) of the Credit Agreement, Borrower’s failure to make payment of interest on the Senior Notes due on July 1, 2004 shall not alone, without the presence of any other facts, events or circumstances (whether arising as a result of such failure or otherwise), be deemed to create a Material Adverse Effect, in the case of each of clauses (i) and (ii) of this sentence, for the period beginning from the Amendment Effective Date (as defined in the Third Amendment) through the Waiver Termination Date) and so long as such payment is made on or prior to the Waiver Termination Date.

(c)           Agent and Requisite Lenders agree that the execution and delivery by Borrower and its Subsidiaries of a restructuring agreement with the holders of the Senior Notes (which shall set forth an agreement in principal with the participating holders of the Senior Notes for the restructuring of the Senior Notes substantially on the terms previously disclosed by the Borrower to the Agent) shall not alone, without the presence of any other facts, events or circumstances, constitute an Event of Default under clause (iv) of Section 8.1(i) of the Credit Agreement, for the period beginning on the Fourth Amendment Effective Date through the Waiver Termination Date), provided that nothing set forth herein shall be construed to constitute the consent of Agent or any Lender to any action or transaction by any Credit Party pursuant to, or as contemplated by, any such restructuring agreement.

(d)           This Section 4 supercedes and replaces the provision of Section 5 of the Third Amendment.

5.             Ratification of Credit Agreement; Remedies.

(a)           Except as expressly provided for, and on the terms and conditions set forth, herein, the Credit Agreement and the other Loan Documents shall continue to be in full force and effect in accordance with their respective terms and shall be unmodified.  In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof.  The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.

(b)           This Amendment shall constitute a Loan Document.  The breach by any Credit Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

6.             Representations and Warranties.  The Borrower and the Credit Parties hereby represent and warrant to the Agent and Lenders that:

(a)           The execution, delivery and performance of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the “Amended Credit

Agreement”) by the Borrower and the other Credit Parties:  (i) are within their respective organizational powers; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of their respective certificates or articles of incorporation or by-laws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any Credit Party is a party or by which the Borrower or any Credit Party or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower or any Credit Party other than those in favor of Agent pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person.

(b)           This Amendment has been duly executed and delivered by or on behalf of the Borrower and the other Credit Parties.

(c)           Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of the Borrower and the other Credit Parties enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)           No Default or Event of Default has occurred and is continuing both before and after giving effect to this Amendment.

(e)           No action, claim or proceeding is now pending or, to the knowledge of the Borrower and the other Credit Parties, threatened against the Borrower or the other Credit Parties, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges the Borrower’s or the other Credit Parties’ right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) which, if determined adversely, is reasonably likely to have or result in a Material Adverse Effect.  To the knowledge of the Borrower and each Credit Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

(f)            The representations and warranties of the Borrower and the other Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof and the Fourth Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

7.             Outstanding Indebtedness.  The Borrower and the other Credit Parties hereby acknowledge and agree that as of July 28, 2004, (i) the aggregate outstanding amount of the Revolving Credit Advances is $45,037,612, (ii) the aggregate outstanding amount of Letter of Credit Obligations is $125,000.00, and (iii) the aggregate outstanding principal amount of the Term Loan is $45,315,500, and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind.

8.             Fees and Expenses  The Borrower hereby reconfirms its obligations pursuant to Section 11.3(b) of the Credit Agreement to reimburse Agent for all out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel, consultants, auditors or other advisors, incurred in connection incurred with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

9.             GOVERNING LAW.  THIS AMENDMENT, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

10.           Effectiveness.  This Amendment shall become effective as of the date hereof (the “Fourth Amendment Effective Date”) only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or before July 30, 2004:

(a)           Amendment.  Agent shall have received facsimile copies of this Amendment duly executed and delivered by the Agent, the Requisite Lenders, the Requisite Revolving Lenders, the Borrower and each Credit Party.

(b)           Representations and Warranties.  All representations and warranties of or on behalf of the Borrower and each Credit Party in this Amendment and all the other Loan Documents shall be true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the date hereof and on and as of the date that the other conditions precedent in this Section 11 have been satisfied, except to the extent that any such representation or warranty expressly relates to an earlier date.

11.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of date and year first written above.

BORROWER

APPLIED EXTRUSION TECHNOLOGIES, INC.

By:	/s/ Brian P. Crescenzo
Name:	Brian P. Crescenzo
Title:	Vice President, Secretary and Chief Financial Officer

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Agent and Lender

By:	/s/ James H. Kaufman
Duly Authorized Signatory

By:	/s/ Christopher Cox
Duly Authorized Signatory

LENDERS

BLACK DIAMOND INTERNATIONAL FUNDING, LTD.

By:	/s/ Alan Corkish
Title:	Director

TRS 1, LLC

By:	/s/ Deborah O’Keeffe
Title:	Vice President

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc.

By:	/s/ Jeffrey L. Wilkison
Title:	Director, Senior Credit Officer

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrower.

APPLIED EXTRUSION TECHNOLOGIES (CANADA) INC.

By:	/s/ Brian P. Crescenzo
Name:	Brian P. Crescenzo
Title:	Vice President Finance, Secretary and Treasurer

APPLIED EXTRUSION TECHNOLOGIES LIMITED

By:	/s/ Brian P. Crescenzo
Name:	Brian P. Crescenzo
Title:	Vice President Finance, Secretary and Treasurer